SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.7

GAS GATHERING AND PROCESSING AGREEMENT

This Gas Gathering and Processing Agreement (“Agreement”) is made and entered into effective as of the in service date of the Oak Hill Lateral, as defined hereinafter (the “Effective Date”), between Marlin Midstream, LLC (“Processor”), a Texas limited liability company, and Anadarko E&P Company LP (“Producer”), a Delaware corporation. Hereinafter, Processor and Producer may sometimes be referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, Producer owns and/or controls supplies of gas produced from the ** formation from acreage situated in Panola and/or Rusk County, Texas, being more fully described in Exhibit A attached hereto and made a part hereof and wells situated on such acreage and land pooled, unitized or communitized therewith, all of which shall, for the purpose of this Agreement, constitute the “Dedicated Area” and the gas produced therefrom shall constitute “Producer’s Gas”;

WHEREAS, Producer desires Processor to gather, process, treat and/or condition as defined hereinafter, and redeliver the Residue Gas attributable to Producer’s Gas at the Redelivery Point(s), as defined hereinafter, to or for the account of Producer pursuant to the terms and conditions contained herein; and,

WHEREAS, Processor desires to gather, process, treat and/or condition and redeliver or cause to be gathered, processed, treated and/or conditioned and redelivered, Producer’s Gas to or for the account of Producer pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the adequacy, sufficiency and receipt of which his hereby acknowledged, Producer and Processor hereby agree as follows:

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, except in those instances where the context expressly states another meaning, the following terms and expressions shall have the following meanings:

1.1 “Btu” shall mean one British thermal unit and “MMBtu” shall mean one million (1,000,000) British thermal units. A British thermal unit is defined as the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-eight and five tenths degrees Fahrenheit (58.5° F) to fifty-nine and five tenths degrees Fahrenheit (59.5° F), under standard conditions.

1.2 “Capacity Commitment” shall have the meaning ascribed thereto as set forth in Section 9.1 hereinafter.

1.3 The term “cubic foot” shall mean the volume of gas contained in one (1) cubic foot of space at a standard pressure of fourteen and sixty-five hundredths (14.65) psia and a standard temperature of sixty degrees Fahrenheit (60° F) under standard gravitational force.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.4 “Day” shall mean the period beginning at 9:00 a.m., Central Clock Time, on one calendar day and ending at 9:00 a.m., Central Clock Time, on the following calendar day.

1.5 “Deficiency Payment” shall have the meaning ascribed thereto as set forth in Section 3.1 hereinafter.

1.6 “Due Date” shall have the meaning ascribed thereto as set forth in Section 12.2 hereinafter.

1.7 “Fixed Recovery Percentages” shall have the meaning ascribed thereto as set forth in Section 9.2 hereinafter.

1.8 The term “force majeure” shall have the meaning ascribed thereto as set forth in Section 19.2 hereinafter.

1 .9 The term “gas” shall mean hydrocarbons in a gaseous state, or natural gas produced from oil or gas wells.

1.10 The term “gross heating value” shall mean the gross number of Btus which would be contained in a volume of one (1) cubic foot at a temperature of sixty degrees Fahrenheit (60° F), under a pressure of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and adjusted to reflect the actual water vapor content of the gas delivered; however, if the water vapor content is seven (7) pounds per million cubic feet or less, the gas shall be deemed dry.

1.11 “Initial Term” shall have the meaning ascribed thereto as set forth in Article 2 hereinafter.

1.12 “Mcf” shall mean one thousand (1,000) cubic feet, “MMcf” shall mean one thousand (1,000) Mcf, and “Bcf” shall mean one million (1,000,000) Mcf.

1.13 “Month” shall mean the period beginning on the first Day of a calendar month and ending on the first Day of the succeeding calendar month.

1.14 “Oak Hill-Cotton Valley Receipt Point” shall have the meaning ascribed thereto as set forth in Article 5 hereinafter.

1.15 “Oak Hill Lateral” shall have the meaning ascribed thereto as set forth in Article 5 hereinafter.

1.16 The term “psia” shall mean pounds per square inch absolute.

1.17 The term “psig” shall mean pounds per square inch gauge.

1.18 “Plant” shall have the meaning ascribed thereto as set forth in Section 9.1 hereinafter.

1.19 “Plant Fuel” shall mean that portion of gas used for the operation of the Processor’s Plant, including but not limited to plant compression, which shall be equal to ** of the inlet quantity of Producer’s Gas delivered to Processor at the Receipt Point(s), as expressed on an MMBtu basis.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.20 “Plant Inlet Volume” expressed in MMBtu, shall be the volume of Producer’s Gas delivered by or allocated to the Producer at the Receipt Point(s) less (i) gathering line loss equal to **

1.21 “Plant Product Shrinkage”, shall mean the decrease in gas volume, as adjusted for Heating Value, which results from the conversion of liquefiable components of the gas into Plant Products, expressed on an MMBtu basis. The number of MMBtus contained in a gallon of each Plant Product will be that set out in the GPA Publication 2145 latest revision, as same may be amended or revised. The physical constant of normal heptane shall be used for the C7+ fraction of the sample.

1.22 “Producer’s Facilities” shall have the meaning ascribed thereto as set forth in Section 6.1 hereinafter.

1.23 “Receipt Point” shall have the meaning ascribed thereto as set forth in Articles 5 and 6 hereinafter.

1.24 “Residue Gas” shall mean Plant Inlet Volume, less (i) Plant Product Shrinkage attributable to Producer’s Gas and (ii) Plant Fuel.

1.25 “Year” shall mean a period of twelve (12) consecutive months beginning on the first Day of a calendar month and ending on the same date of each succeeding twelve (12) months during the term hereof.

ARTICLE 2

TERM

The primary term shall commence as of the Effective Date and continue for an initial term of seven (7) Years (the “Initial Term”) and shall continue from month to month thereafter until terminated by either Party hereto upon ninety (90) days written notice prior to the end of the Initial Term or any subsequent monthly renewal period thereafter.

ARTICLE 3

QUANTITY AND THROUGHPUT COMMITMENT

3.1 Subject to the provisions contained herein, Producer agrees to deliver or cause to be delivered unprocessed gas to Processor at the Receipt Point(s) as defined in Articles 5 and 6, and Processor agrees to gather and redeliver Residue Gas to the Redelivery Point(s) as defined in Article 7 to or for the account of Producer. Producer agrees to deliver or cause to be delivered such quantities of unprocessed gas at the Receipt Point(s) at as constant a rate of flow as is practical throughout the period of such delivery. Producer agrees that it will deliver or cause to be delivered all volumes of Producer’s Gas produced from the Dedicated Area owned and/or controlled by Producer.

3.2 Based on the capital expenditures Processor is undertaking to provide the services to Producer as provided in this Agreement, Producer agrees to deliver a minimum volume by the end of each Year as outlined in the table below until such time as Producer has delivered ** MMcf

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(the “Total Aggregate Minimum Commitment”). In the event Producer has not delivered at least the Yearly Aggregate Minimum Commitment (as defined below) by the end of each Year, Processor shall charge Producer an amount equal to either (i) the Processing Fee per MMbtu, which shall be applicable for the first ** of the Term, or (ii) the Gathering Fee per MMbtu, which shall be applicable for the remaining ** of the Term, in each case in (i) and (ii) above utilizing a heating value of ** (the “Deficiency Payment”). Any shortfall volume for which Producer is billed shall be credited as a delivery for purposes of determining compliance with the Total Aggregate Minimum Commitment and Yearly Aggregate Minimum Commitment. Any volume delivered by Producer which exceeds the aggregate minimum volume for the year in which it was delivered, as set forth in the table below, shall be credited as a delivery for purposes of determining compliance with the Total Aggregate Minimum Commitment and Yearly Aggregate Minimum Commitment. The Total Aggregate Minimum Commitment excludes Force Majeure events described in Article 19.

Year	Total Volume Commitment (MMcf in aggregate) *1	MMcf/d
1	**	**
2	**	**
3	**	**
4	**	**
5	**	**
6	**	**
7	**	**

*l	For each year during the Term of this Agreement, the “Yearly Aggregate Minimum Commitment” shall be the volumes set forth in this column for each applicable year.
*2	The ** MMcf number in the table above constitutes the Total Aggregate Minimum Commitment over the Term of this Agreement.
3.3	Any Deficiency Payment that is owed by Producer to Processor as provided in Section 3.2 above shall be paid to Processor within thirty (30) days of Producer’s receipt of invoice for same.

ARTICLE 4

DEDICATION

Producer does hereby dedicate to the performance of this Agreement all the interest that Producer owns or controls in the gas produced from the Dedicated Area as described in Exhibit A, including the oil, gas and/or mineral leases pursuant to which such gas is produced from such wells or from lands pooled, unitized or communitized therewith. The Parties understand that Producer may have limitations set forth in lease agreements, joint operating agreements, and partner participation agreements which may allow mineral owners and working interest owners to elect to dispose of their gas separately. All gas which is produced, owned and/or controlled by Producer from the Dedicated Area described in Exhibit A shall be gathered and processed under this Agreement, unless such elections have been made. The exercise of any such elections shall in no way affect the quantity and throughput commitment set forth in Article 3 above. Producer reserves the following rights prior to delivery of Producer’s Gas to Processor:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.	To pool, combine or unitize production with production of other parties;

2.	To utilize gas for fuel solely for the purpose of developing and operating the Dedicated Area and for fulfilling existing obligations, if any, to lessors as set forth in Producer’s oil, gas and/or mineral leases;

3.	To rework, deepen or abandon any well;

4.	To inject any substance into any well to improve hydrocarbon recovery, provided that Processor shall not be obligated to take any gas not meeting its quality standards; and

5.	To curtail production solely for legitimate reasons.

None of the foregoing uses of gas shall affect Producer’s quantity and throughput commitment set forth in Article 3 above. Producer’s dedication of gas hereunder is limited to gas produced from the ** as set forth on Exhibit A.

ARTICLE 5

PROCESSOR’S CONSTRUCTION COMMITMENT

Processor agrees to construct or cause to be constructed and own and operate approximately twenty-five (25) miles of twelve inch (12”) gathering line and measurement facilities (the “Oak Hill Lateral”), which measurement facilities shall constitute the “Oak Hill-Cotton Valley Receipt Point.” Notwithstanding Article 6.1 below, the Oak Hill-Cotton Valley Receipt Point (sometimes referred to as the “Receipt Point”), shall be utilized as the Receipt Point for Producer’s Gas. Within a reasonable period of time following execution of this Agreement by the Parties, Processor shall commence the acquisition of rights of way and commence construction of the Oak Hill Lateral and shall thereafter use commercially reasonable efforts to complete the construction of the Oak Hill Lateral as soon as reasonably practicable, taking into consideration force majeure and other factors outside of Processor’s control.

ARTICLE 6

RECEIPT POINT(S)

6.1 Producer shall deliver or cause Producer’s Gas to be delivered to Processor at the Oak Hill-Cotton Valley Receipt Point. Producer may subsequently elect to deliver other sources of Gas to the Oak Hill Lateral, provided however that Producer shall be responsible for the delivery of such Gas. Producer at its sole cost, risk and expense, shall construct and install or cause to be constructed and installed any upstream facilities, interconnecting flow lines, flange, pipe, valves, fittings and separators necessary to deliver Producer’s Gas to Processor at the Receipt Point (“Producer’s Facilities”).

6.2 All gas delivered, or caused to be delivered, by Producer at the Receipt Point(s) shall be delivered at the pressure maintained by Processor from time to time, but not to exceed 1000 psig in Processor’s gathering system unless provided otherwise.

ARTICLE 7

RESIDUE GAS REDELIVERY POINT(S)

Processor shall redeliver to the residue pipeline interconnects at the tailgate of the Plant or other mutually agreeable Redelivery Point(s) for Producer’s account ** of Producer’s Residue Gas. The Redelivery Point(s) of the gas to Producer’s account under this Agreement

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

shall be at the tailgate of the Gas Processing Plants owned and operated by Processor situated in Panola County, Texas, including, but not limited to, the following pipeline connections: Tennessee Gas Pipeline; CenterPoint Energy; Texas Gas Transmission; Gulf South Pipeline; DCP’s Carthage Hub (which may be subject to additional fees, all of which shall be borne by Producer).

ARTICLE 8

SCHEDULING

If either Party becomes aware of any circumstance which would prevent the delivery or receipt of Producer’s Gas as provided herein, such Party shall inform the other Party of such as soon as possible, but no less than twenty-four (24) hours before such delivery or receipt is affected. In the event a change in delivery or receipt is necessary, the Party requiring the change shall provide the other Party with at least twenty-four (24) hours notice of such change through normal scheduling procedures.

ARTICLE 9

PROCESSING

9.1 Processor agrees to process, treat and/or condition at Processor’s Panola County Gas Processing Plants (collectively, the “Plant”) up to a varying amount of gas per day (the “Capacity Commitment”) produced from the Dedicated Wells described in Exhibit A as well as other gas owned or controlled by Producer and delivered by or on behalf of Producer to Processor at the Receipt Point(s) up to the capacity limitations set forth herein. The Capacity Commitment shall initially be set at ** Mcf per day, which shall remain in force for a period of ninety (90) days and thereafter shall be established based on ** of the daily average of the actual volumes of Producer’s Gas delivered to Processor at the Receipt Point(s) during each ninety (90) day rolling period, which Capacity Commitment shall never exceed ** Mcf per day, nor shall the capacity commitment ever fall below ** Mcf per day. An example of the Capacity Commitment is set forth below:

Average Daily Volume of Gas Delivered During a Rolling 90 Day Period	Capacity Commitment For the Month Following the End of Each Rolling 90 Day Period

** Mcf/Day	** Mcf/Day
** Mcf/Day	** Mcf/Day
** Mcf/Day	** Mcf/Day
** Mcf/Day	** Mcf/Day

Any volumes of Producer’s Gas delivered by Producer to Processor above the applicable Capacity Commitment may be processed by Processor on an interruptible basis and only if Processor has available capacity in its Plants.

9.2 Processor agrees to deliver to Producer, Producer’s share of Plant Products at the tailgate of the Plant (the “Plant Product Delivery Point”) based on the fixed recovery percentages listed below and, in exchange for the payment by Producer to Processor of the Plant Product Transportation Fee set forth in Exhibit B. For the purpose of this Agreement, the fixed liquid hydrocarbon recovery percentages (“Fixed Recovery Percentages”) are as follows:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Plant Product	Fixed Recovery Percentage
Ethane	**
Propane	**
Iso-Butane	**
Normal Butane	**
Natural Gasoline	**

The foregoing Fixed Recovery Percentages are based on the condition that the Btu content of Producer’s Gas delivered at the Receipt Point is at least ** Btus. In addition to the fees set forth in Exhibit B, (i) if at any time the daily average Btu content of Producer’s Gas averaged over a particular Monthly period is below ** Btus but greater than ** Btus, Producer agrees to pay to Processor an additional fee of ** per MMbtu for all gas processed during such particular Month, which fees shall be in addition to the fees set forth in Exhibit B, and (ii) if at any time the daily average Btu content of Producer’s gas averaged over a particular Monthly period is below ** Btus but greater than ** Btus, Producer agrees to pay Processor an additional fee ** per MMbtu, which fees shall be in addition to the fees set forth in Exhibit B. If at any time the daily average Btu content of Producer’s Gas is less than ** Btus, Processor shall not be required to process Producer’s Gas until such time as Producer’s Gas exceeds ** Btus and is reasonably expected to exceed such Btu content during the remaining period of the particular Month. In such event, Producer and Processor shall meet to discuss the type of services that Processor can provide to Producer in order to make Producer’s Gas merchantable but no such services shall be performed until the Parties mutually agree on the services to be provided and the fees to be charged by Processor in providing such services. If the parties cannot agree within thirty (30) days on the services to be provided or the fees to be charged, then either party shall have the right to terminate this Agreement, however, Producer will remain liable for any Deficiency Payment(s) as set forth in Article 3 above.

9.3 Plant Products shall mean all liquefiable hydrocarbons extracted and saved at the Plant attributable to Producer’s Gas based on the Plant Inlet Volume; and the quality of Producer’s Gas delivered to Processor at the Receipt Point based on the Fixed Recovery Percentages shown above. Such liquefiable hydrocarbons shall include ethane, propane, butanes, and natural gasoline, as a mixture.

9.4 The Plant Product Delivery Point and Plant Product custody transfer point shall be at the interconnection between Processor or it’s affiliate’s natural gas liquid facilities, which are connected to the tailgate of the Plants, and the Panola Pipeline. The Plant Product Delivery Point shall be deemed to be located at the downstream riser of Panola Pipeline’s meter station located at the interconnection point between Processor’s natural gas liquids facilities and the Panola Pipeline. The parties shall each provide copies or otherwise make available to the other party any Plant Product volume allocation statements or Plant Product measurement statements and revisions thereof in connection with the Plant Products related to this Agreement that either party may reasonably require in carrying out the provisions of this Agreement.

9.5 Producer agrees to arrange, at its sole cost and expense, for adequate downstream facilities to accept delivery of Producer’s allocated share of Plant Products. Processor shall follow or cause to be followed all reasonable delivery instructions given by Producer or its designee with respect to Producer’s Plant Products, but it is understood between Processor and Producer that Processor

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

shall make no special arrangements nor incur any additional costs or expenses in the disposition of Producer’s Plant Products unless otherwise mutually agreed to between Producer and Processor. Since Producer and Processor and potentially other third parties shall each have Plant Products owned and/or controlled by them at the tailgate of the Plant, in the event of curtailment on any downstream liquid pipelines utilized to transport Plant Products, each of Processor, Producer and such third parties shall be curtailed based on the allocation methodology utilized by such downstream pipeline and if there are no such curtailment priorities established by such pipelines, shall be allocated based on the percentage of Plant Products owned by Processor, Producer and each of such third parties.

9.6 Should Producer have any problem with the disposition of Producer’s Plant Products and/or Residue Gas due to Force Majeure, loss of market, or other reasons beyond the reasonable control of Producer, Processor shall have the right to curtail receiving gas at the Receipt Point as long as Producer’s problem exists.

ARTICLE 10

COMMERCIAL TERMS

The commercial terms for providing the services by Processor to Producer as set forth in this Agreement are set forth in Exhibit B, attached hereto and made a part hereof.

ARTICLE 11

MEASUREMENT AND TESTING

11.1 The volume of gas received hereunder for purposes of measurement shall be one (1) cubic foot of gas and shall be measured by an ultrasonic meter installed and operated, and computations made, as prescribed in the American Gas Association Gas Measurement Committee Report No. 3 for orifice meters and/or Gas Report No. 9 for multipath ultrasonic meters, as amended, including the Appendix and Amendments thereto. Electronic Flow Measurement (“EFM”) volume computations shall be made by Processor, or its designee, as accurately as possible and within the accuracy prescribed by the manufacturer of the computing equipment used.

11.2 The specific gravity of the gas received hereunder shall be determined with accuracy to the nearest one-thousandth (1/1,000) by taking samples of the gas at the point of measurement or by the use of a method generally accepted in the gas industry or other apparatus approved in advance by both Parties at the beginning of receipts, and thereafter once each quarter, or as often as mutually deemed necessary.

11.3 The gross heating value and GPM of the gas received hereunder shall be determined at least once each quarter, or at other intervals agreeable to both Parties. The gross heating value shall be determined by means of a chromatographic analysis of a spot sample taken at least once each quarter or with a continuous sampler installed at the Receipt Point(s) or by other methods mutually agreeable to both Parties. The gross heating value, specific gravity, and C02 and N2 content so determined from the spot sample shall be effective the first day of the following month and shall remain effective until the next such determination.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

11.4 Tests for water vapor, sulphur and hydrogen sulphide content of the gas received hereunder shall be made by approved standard methods from time to time as requested by any Party hereto. In no case may the producer request tests more often than once each calendar quarter.

11.5 Processor shall calibrate, maintain and operate at the Receipt Point(s), meters and appurtenant equipment for the measurement of the quantity and quality of the gas received hereunder. Processor shall read such meters as mutually agreed, or cause same to be done.

11.6 For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed, unless otherwise determined by the Standard Gas Measurement Law, to be fourteen and seventy-three hundredths (14.73) psia.

11.7 At least once each quarter, or at other intervals agreeable to both Parties, Processor shall test and calibrate or have tested and calibrated its meters, gauges and other measuring devices. Producer shall have the right to require the meters to be calibrated at any time, but calibrations made at Producer’s request shall be at the expense of Producer unless the percentage of inaccuracy is found to be ** or more, in which case the calibration shall be made at the expense of Processor. Readings, calibrations, and adjustments of the EFM equipment shall be done only by Processor or its agent, but all data with respect thereto shall at all reasonable times be available to Producer for inspection. If, upon any test, the percentage of inaccuracy shall be ** or more, registrations thereof shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon, but in case the period is not definitely known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the last date of calibration. No correction shall be made for recorded inaccuracies of less than ** Processor shall cause metering equipment found inaccurate to be immediately restored to a condition of accuracy. If for any reason any meter is out of service or out of repair, such that the amount of Producer’s Gas received cannot be ascertained or computed from the reading thereof, the amount of Producer’s Gas received during the period such meter was out of service or out of repair shall be estimated based upon the best data available, using the first of the following methods which is feasible:

11.7.1	By using the data recorded by any check meter, if installed and accurately registering, or if not installed or registering accurately;

11.7.2	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation, or if neither such method is feasible;

11.7.3	By estimating the quantity received based upon receipts during preceding periods under similar conditions when the equipment was registering accurately.

11.8 Each Party shall have the right to be present at the time of installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating or adjusting done in connection with the other’s measuring equipment in measuring receipts hereunder. The records from such measuring equipment shall remain the property of their owner, who shall keep them on file for a period of not less than two (2) years, but upon request, each will submit to the other its records and charts, together with calculations therefrom subject to return within fifteen (15) days after receipt thereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 12

BILLING AND PAYMENT

12.1 Processor shall render a measurement statement by the fifteenth (15th) of each Month to Producer which shall include the quantity of Producer’s Gas received hereunder during the preceding Month. Processor shall render a settlement statement to the Producer on or before the twentieth (20th) Day of the Month following production in accordance with the measurement, computation, and fee provisions provided for in this Agreement.

12.2 On or before the last day of the Month immediately following the Month in which Producer’s Gas is delivered to Processor (hereinafter referred to as the “Due Date”), Processor or Producer shall pay, or cause to be furnished and paid, the total amount due to the other party by check, ACH or wire transfer as determined by Processor or Producer. Should any amounts otherwise payable by a Party not be paid and received by its Due Date, all outstanding amounts that are owed shall bear interest thereon from the Due Date until paid in full at the lower of (i) one percent (1.0%) per annum or (ii) the maximum rate of interest allowed by law.

12.3 In the event an error is discovered in the amount contained in any statement rendered by Processor, such error shall be adjusted within thirty (30) days of the determination thereof; provided, that no adjustment shall be made unless a claim is made therefore within twenty-four (24) months from the date of such statement in error.

12.4 Processor and Producer shall each have the right to examine, after execution of a confidentiality agreement, at all reasonable times, the books, records and charts of the other to the extent necessary to verify or audit the accuracy of any statement, bill, chart or computation made pursuant to this Agreement.

12.5 Processor and Producer shall each preserve for a period of at least twenty-four (24) months all test data, meter records, charts and other similar records.

ARTICLE 13

IMBALANCES

The Parties agree to cooperate with each other and with any interconnecting pipeline to remedy any imbalance of gas received and gas redelivered as soon as either Party becomes aware of an imbalance. At the end of each month, any imbalance in MMBtus between the quantity of Residue Gas attributable to Producer’s Gas redelivered by Processor hereunder at the Redelivery Point(s) and the quantity of Residue Gas that Producer is entitled to receive shall be balanced by means of a credit to Producer or payment from Producer, as applicable, based upon the Posted Price. The “Posted Price” shall be equal to the arithmetic average during the applicable month of the daily gas prices per MMBtu under the column “East Texas-North Louisiana Gas Carthage Hub” as published daily by Gas Daily in the table entitled “Daily Price Survey” and the column entitled “Midpoint”; provided, however, for the first month of production hereunder, the Posted Price shall be calculated as provided above only for those days during such month in which Producer’s Gas volumes are actually gathered hereunder. Should the information necessary to calculate the Posted Price cease to be available, Processor and Producer shall mutually agree upon substitute publication(s) providing equivalent data for gas prices for Residue Gas delivered at the Redelivery Point(s).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 14

RELEASE OF VOLUMES

If Processor fails or refuses to accept delivery of Producer’s Gas hereunder for any reason other than failure to meet the required specifications hereunder, then upon written request Processor shall temporarily release from dedication under this Agreement the applicable gas volumes which Processor has failed to accept, but only for such period that Processor fails or refuses to accept such volumes.

ARTICLE 15

POSSESSION OF GAS AND WARRANTIES

15.1 After delivery of Producer’s Gas at the Receipt Point(s), and until redelivery by Processor to or for the account of Producer at the Redelivery Point(s), Processor shall be deemed to be in exclusive control and possession thereof and responsible for any loss or injury caused thereby. As between Producer and Processor at all other times Producer shall be deemed to be in exclusive control and possession thereof and responsible for any loss or injury caused thereby. The Receipt Point(s) and Redelivery Point(s) shall be deemed to be located at the downstream flange of the meter station in which gas is measured. Title to Producer’s Gas shall at all times remain in Producer.

15.2 Producer warrants that at the time of delivery at the Receipt Point, it will have good title thereto and that such gas shall be free and clear of all liens and adverse claims; and each Party agrees, with respect to the gas delivered by it, to indemnify the other against all suits, actions, debts, accounts, damage, costs (including reasonable attorney’s fees), losses and expenses arising from or out of any adverse claims of any and all persons to or against said gas, including without limitation, any royalty, overriding royalty or other similar types of obligations.

ARTICLE 16

LIMITATION OF LIABILITY

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES ARE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

ARTICLE 17

NOTICES

Unless otherwise provided in this Agreement, any notice, request or demand which either Party desires to serve upon the other respecting this Agreement, shall be in writing and shall be considered as delivered when hand delivered or, if mailed by United States certified mail, postage prepaid, three (3) days after mailing or, if sent by facsimile transmission or email, when receipt is confirmed during normal business hours by the equipment of the transmitting/sending Party. Such notice shall be given to the other Party at the following address:

Processor:	Producer:
For Payments: (Wire Transfer)	Statements & Payments: (Wire Transfer)
Marlin Midstream, LLC	Anadarko E&P Company LP
Compass Bank	Bank Name:
Houston, Texas	Beneficiary Bank:
ABA# **	ABA #:
Account **	Account #:

Correspondence:	Correspondence:
Marlin Midstream, LLC	Anadarko E&P Company LP
2105 City West Boulevard, Suite 100	1201 Lake Robbins Drive
Houston, Texas 77042	The Woodlands, TX 77380
Attn: Herb Chambers IV	Attn:
Phone: 800) 715-9133	Phone:
Facsimile: (866) 413-2905	Facsimile:
Email: contractadmin@marlinmidstream.com	Email:

or to such other address as either Party shall designate by written notice to other Party.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 18

REGULATORY AUTHORITY

This Agreement and all operations hereunder are subject to the applicable federal and state laws, and the applicable ordinances, orders, rules and regulations of any local, state or federal governmental authority having jurisdiction.

ARTICLE 19

FORCE MAJEURE

19.1 In the event of either Party being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such Party’s giving notice and reasonably full particulars of such force majeure in writing to the other Party as soon as possible after commencement of the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall be, as far as possible, remedied with all reasonable dispatch.

19.2 The term “force majeure” as employed herein shall mean an event not within the control of the Party claiming Force Majeure, or caused by that Party’s negligence, and which with the exercise of diligence cannot be overcome. Examples of events which may constitute Force Majeure include, without limitation, acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes or storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, Plants, gathering systems or other related facilities, floods, washouts, arrests and restraints of governments and people, civil disturbances, terrorist acts or threats of terrorist acts, explosions, sabotage, breakage or accidents to equipment, machinery, plants, or lines of pipe, the making of repairs or alterations to lines of pipe or plants, inability to secure labor or materials, freezing of wells or lines of pipe, partial or entire failure of wells or gas supply, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome. Such term shall likewise include, in those instances where either party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses, and in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials, supplies, permits and permissions. The term “force majeure” shall also include any event of force majeure occurring with respect to the facilities or services of either party’s suppliers or customers delivering or receiving any Residue Gas, Product, Fuel, feedstock, or other substance necessary to the performance of such party’s obligations, and shall also include curtailment or interruption of deliveries or services by such third party suppliers or customers as a result of an event of force majeure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

19.3 Either party may briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the party requiring such relief shall give to the other party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other party will not be affected. The party requiring such relief shall endeavor to arrange such interruptions so as to inconvenience the other party as little as possible. Service interruptions on the part of either party which are sanctioned by this provision are expressly included within the definition of “force majeure” for the purposes of this Agreement

19.4 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the sole discretion of the Party having the difficulty.

19.5 Notwithstanding the foregoing, neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (ii) economic hardship, to include, without limitation, Producer’s ability to have gas gathered or processed at a more advantageous fee than this Agreement, Processor’s ability to gather and/or process gas at a higher or more advantageous fee than this Agreement, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; or (iii) the loss of Producer’s market(s) or Producer’s inability to use or resell gas gathered and processed hereunder. The party claiming Force Majeure shall not be excused from its responsibility for any outstanding imbalances.

ARTICLE 20

MISCELLANEOUS

20.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors, and permitted assigns, heirs, administrators and/or executors and shall constitute a real right and covenant running with the lands and leasehold interests covered hereby. Neither Party may assign its right, title, and interest in, to and under this Agreement, including, without limitation, any and all renewals, extensions, amendments, and/or supplements hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No such assignment shall in any way operate to enlarge, alter, or change any right or obligation of the other Party or Parties hereto. Notwithstanding the above, (i) Producer has the continuing right to sell all or any part of its interest in the wells dedicated hereto, provided the sales, assignment or other transfer agreement specifically references this Agreement and subjects the interest so sold, transferred or assigned subject to the terms and provisions hereof, (ii) Producer, to the extent it desires to sell Producer’s Gas at the wellhead prior to delivery at the Receipt Point(s), Producer (1) shall have the right to do so, as long as such gas remains subject to the terms and provisions hereof and (2) shall have the right to assign or partially assign this Agreement to the purchaser of Producer’s Gas for the term of such sale, including any extensions or renewals thereof, and (iii) each of the Parties hereto shall have the right to pledge, assign or grant a security interest in this Agreement in connection with such Party’s financing activities without the necessity of obtaining the other Party’s consent thereto.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

20.2 This Agreement and its Exhibits contain the entire agreement between the Parties, integrates the entire understanding between the Parties with respect to the subject matter covered herein and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter, and there are no oral promises, agreements or warranties affecting it not otherwise set forth herein or in the Exhibits attached hereto.

20.3 No amendment to this Agreement will be effective unless it is in writing and executed by Processor and Producer.

20.4 This Agreement and the activities of the Parties hereunder shall be subject to the applicable federal and state laws and the applicable orders, laws, rules and regulations of any state or federal authority having or asserting jurisdiction, but nothing contained herein shall be construed as a waiver by either Party of any right to question or contest any such order, law, rule or regulation. The Parties shall be entitled to regard all such laws, rules, regulations and orders as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction.

20.5 This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

20.6 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, (1) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable and (2) such illegality, invalidity and unenforceability shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

20.7 No waiver by either Party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from performance of, any other provision, condition or requirement herein; nor shall it be deemed to be a waiver of, or in any manner release the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a Party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

20.8 Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture between the Parties or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

20.9 Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, other than the Parties hereto and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement or under any covenant, condition or provision contained herein; and all such covenants, conditions and provisions shall be for the sole benefit of the Parties hereto.

20.10 In construing this Agreement, the following principles shall be followed:

(a)	no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)	examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)	The headings of the Articles, Sections and Paragraphs of this Agreement are for convenience of reference only and shall not constitute a part, nor modify, define or limit any of the terms or provisions, hereof;

(d)	the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions; and

(e)	the plural shall be deemed to include the singular and vice versa, as applicable.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple originals as of the date and year first written above.

Processor: Marlin Midstream, LLC		Producer: Anadarko E&P Company LP

By:	/s/ Jeremy Ham	By:	/s/ D.M. Altena
Title:	V P - BD	Title:	Daniel M. Altena
General Manager

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A

DEDICATED GAS

All gas now or hereafter owned or controlled by Producer produced from the ** in the Dedicated Acreage shown below and located in Panola County, Texas and/or Rusk County, Texas, unless such gas is subject to a prior dedication to another party, which Producer is not currently aware of, all of which shall be delivered to Processor at the Receipt Point(s). Other Receipt Points may be added as mutually agreed to by both parties in writing from time to time.

**

A-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B

COMMERCIAL TERMS

1. PROCESSING FEE:

In consideration for providing the gas processing services, Producer agrees to pay to Processor a processing fee of ** per MMBtu as measured at the Receipt Point.

2. GATHERING FEE:

In consideration for the gathering services provided by Processor, Producer agrees to pay to Processor a gathering fee of ** per MMBtu as measured at the Receipt Point.

3. RESIDUE GAS REDELIVERY FEE:

In exchange for redelivering Producer’s residue gas at the Redelivery Point(s), Producer agrees to pay to Processor a hub redelivery fee ** per MMBtu of Residue Gas attributable to Producer’s Gas redelivered by Processor hereunder at the Redelivery Point(s).

4. PLANT PRODUCT TRANSPORTATION FEE

In exchange for delivering or causing Producer’s Plant Products to be delivered to Producer at the interconnection of Processor’s natural gas liquid handling facilities, and the Panola Pipeline, Producer agrees to pay to Processor a Plant Product Transportation Fee of ** per gallon attributable to Producer’s allocated share of Plant Products delivered to Producer at the Plant Product Delivery Point.

5. FEE ADJUSTMENTS:

On January 1, 2013, and each calendar year thereafter, all tee’s set forth in this Exhibit B (excluding Processor’s Retainage set forth in Section 5 above) would be adjusted by multiplying the respective fee by the greater of one or a fraction, the numerator of which would be the Current Year Index and the denominator of which would be the Base Year Index. These indices would be based upon the “Consumer Prices—All Urban Consumers’” index as published monthly by the United States Department of Labor, using the All Items (Not seasonally adjusted) column (“CPI”) or a mutually agreeable successor or substitute measure of inflation. The average monthly CPI for the twelve (12) consecutive months prior to January 1, 2012, is herein defined as the “Base Year Index”, and the average monthly CPI for the twelve (12) consecutive months prior to the applicable January 1 thereafter is herein defined as the “Current Year Index”. The parties recognize that the CPI necessary to compute the Current Year Index will not be available until after the applicable January 1, but that the Current Year Index would be computed when the CPI for the Current Year Index is available, with the fee adjusted retroactively to January 1.

B-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT C

GAS QUALITY SPECIFICATIONS

Section 3—Quality:

Subject to the other provisions of this Agreement, Producer’s Gas received at the Receipt Point(s) shall be merchantable gas and shall meet the following quality specifications:

3.1 Water: The gas shall not have a water vapor content in excess of seven (7) pounds of water vapor per million (1,000,000) cubic feet of gas measured at a pressure base of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and at a temperature of sixty degrees Fahrenheit (60° F).

3.2 Hydrogen Sulfide: The gas shall not contain more than one-quarter (1/4) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative test.

3.3 Total Sulfur: The gas shall not contain more than twenty (20) grains of total sulfur per one hundred (100) cubic feet of gas as determined by quantitative test.

3.4 Temperature: The gas shall not have a temperature of less than sixty degrees Fahrenheit (60° F) nor more than one hundred twenty degrees Fahrenheit (120° F).

3.5 Carbon Dioxide: The gas shall not contain carbon dioxide in excess of ** by volume.

3.6 Carbonyl Sulfide: The gas shall not contain carbonyl sulfide greater than 5 ppm of the propane as determined by quantitative test.

3.7 Oxygen: The gas shall not contain more than two-tenths of one percent (0.2%) by volume of oxygen.

3.8 Nitrogen: The gas shall not contain nitrogen in excess of two percent (2%) by volume.

3.9 Non-hydrocarbons: The gas shall not contain more than four percent (4%) by volume of total non-hydrocarbons. Non-hydrocarbons shall include, but not be limited to, carbon dioxide, nitrogen, sulfur and hydrogen sulfide.

3.10 Objectionable Liquids and Solids, and Dilution: The gas shall be free of objectionable liquids and solids, and be commercially free from dust, gums, gum-forming constituents, or other liquid or solid matter which might become separated from the gas.

If any gas tendered under this Agreement shall fail at any time to conform to any of the quality specifications set forth herein, Processor shall notify Producer of the deficiency and thereupon may, at the option of Processor, refuse to accept delivery pending correction by the delivering Party. If Processor, in its sole and absolute discretion, elects to accept Producers Gas

C-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

that contains a percentage by volume of Carbon Dioxide in excess of ** but less than ** Producer agrees to pay Processor an additional fee of ** MMBtu, which shall be in addition to the fees set forth in Exhibit B. If Processor, in its sole and absolute discretion, elects to accept Producers gas that contains a percentage by volume of Carbon Dioxide that is greater than ** but less than ** Producer agrees to pay Processor an additional fee of ** per MMBtu, which shall be in addition to the fees set forth in Exhibit B. The failure to accept gas from Producer as provided herein shall not form the basis for Producer to terminate this Agreement based on Processor’s failure to process Producer’s Gas for any specified period of time. Any gas not accepted shall be temporarily released for flow to alternative pipelines. Producer shall use its best efforts to cause any such temporarily released gas to be brought into compliance with the above specifications as soon as possible and recommence the delivery of Producer’s Gas to Processor at the Receipt Point(s).

C-2